UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2021

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38175	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

276 Fifth Avenue, Suite 505, New York, NY 10001

(Address of Principal Executive Office) (Zip Code)

(646) 448-5144

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ASPU	The Nasdaq Stock Market (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2021, Aspen Group, Inc. (the “Company”) entered into a letter agreement (the “Amendment Agreement”) with The Leon and Toby Cooperman Family Foundation (the “Lender”) to amend the terms of the Amended and Restated Loan Agreement, dated March 6, 2019, which provides for a $5 million revolving credit facility (the “Credit Facility Agreement”), and the form of the Amended and Restated Revolving Promissory Note, dated March 6, 2019 (the “Note”). The terms of the Credit Facility Agreement and the Note were previously disclosed in the Current Reports on Form 8-K filed on November 5, 2018 and March 7, 2019. Pursuant to the Amendment Agreement, the Credit Facility Agreement and the form of the Note were amended to extend the expiration of the commitment period during which the Company can borrow under the Credit Facility Agreement and the final maturity date to November 4, 2022, or the day immediately preceding the fourth anniversary of the original Note.

On September 1, 2021, the Company borrowed $5 million under the Credit Facility Agreement, as amended by the Amendment Agreement. The loan evidenced by the Note, as amended by the Amendment Agreement, bears interest at the rate of 12% per annum payable monthly and matures on November 4, 2022. The Company’s obligations under the Note are secured by a first priority lien in certain deposit accounts of the Company, all current and future accounts receivable of Aspen University Inc. and United States University, Inc., subsidiaries of the Company (the “Subsidiaries”), certain of the deposit accounts of the Subsidiaries and all of the outstanding capital stock of the Subsidiaries.

The Credit Facility Agreement and the Note, in each case as amended by the Amendment Agreement, contain customary representations and warranties, and events of default.

Pursuant to the Amendment Agreement, on August 31, 2021, the Company issued the Lender warrants to purchase 50,000 shares of the Company’s common stock exercisable for five years from the date of issuance at the exercise price of $5.85 per share (the “Warrants”). The issuance of the Warrants was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the Credit Facility Agreement and the Note set forth in Item 1.01 above is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information with respect to the Note and the Warrants set forth in Item 1.01 above is incorporated by reference in this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: September 3, 2021	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer